UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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RF INDUSTRIES, LTD.
(Name of Registrant as Specified in its Charter)

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RF INDUSTRIES, LTD.
16868 Via Del Campo Court
San Diego, California 92127

NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF STOCKHOLDERS
WILL BE HELD ON SEPTEMBER 5, 2024

An Annual Meeting of Stockholders of RF Industries, Ltd., a Nevada corporation (the “Company”), will be held at the offices of RF Industries, Ltd., 16868 Via Del Campo Court, Suite 200, San Diego, California 92127 on Thursday, September 5, 2024, at 11:00 a.m., for the following purposes:

1.	To elect two members of the Company’s Board of Directors to serve until the 2027 Annual Meeting of Stockholders.

2.	To amend the Company’s 2020 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 1,000,000 shares from 1,250,000 shares to 2,250,000 shares.

3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

4.	To ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2024.

5.	To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on July 9, 2024 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment or postponement thereof. Only stockholders of record on July 9, 2024 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

This proxy statement and our 2023 Annual Report can be accessed directly at the following internet address: https://materials.proxyvote.com/749552.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the internet, telephone, or mail.

I hope you will join us.

By Order of the Board of Directors,

Robert Dawson
Chief Executive Officer

San Diego, California

July 26, 2024

RF INDUSTRIES, LTD.
16868 Via Del Campo Court
San Diego, California 92127

PROXY STATEMENT

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of RF Industries, Ltd., a Nevada corporation (“we,” “us” or the “Company”), for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on Thursday, September 5, 2024, at 11:00 a.m. local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the offices of RF Industries, Ltd., 16868 Via Del Campo Court, Suite 200, San Diego, California 92127.

The Notice of Internet Availability of Proxy Materials is first being mailed to our stockholders on or about July 26, 2024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER

MEETING TO BE HELD ON SEPTEMBER 5, 2024

The Company’s Notice of Annual Meeting, this proxy statement, the proxy card, and our Annual Report for the fiscal year ended October 31, 2023 are available on the Internet at https://materials.proxyvote.com/749552 and on our website at www.rfindustries.com under “Investor Information.”

Only stockholders of record of the Company’s common stock at the close of business on July 9, 2024, will be entitled to notice of and to vote at the Annual Meeting. On July 9, 2024, there were 10,361,544 shares of common stock outstanding and entitled to vote. Each stockholder of record will be entitled to one vote for each share held on all matters to be voted upon. The Company is incorporated in Nevada and is not required by Nevada corporation law or its Articles of Incorporation to permit cumulative voting in the election of directors.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

How can I attend the Annual Meeting?

You may attend the Annual Meeting if you are listed as a stockholder of record as of July 9, 2024, and bring proof of your identity. If you hold your shares in street name through a broker or other nominee, you will need to provide proof that you are the beneficial owner of the shares by bringing either a copy of a brokerage statement showing your share ownership as of July 9, 2024, or a legal proxy if you wish to vote your shares in person at the Annual Meeting.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring proof of your identity to the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, you have the right to direct your broker or nominee on how to vote these shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Annual Meeting and vote in person shares held in your brokerage account name, please contact your broker or nominee so that you can receive a legal proxy to present at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described above.

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How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below, the instructions included on the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), and if you request printed proxy materials, the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

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By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

●	By Telephone — You may submit your proxy by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

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By Mail — You may do this by marking, dating, and signing the enclosed proxy or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that you will be mailed a printed proxy or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials.

What vote is required for the proposals?

The representation, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker “non-votes,” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Brokers and banks have discretionary voting authority to vote with respect to “routine” matters; however, they do not have discretionary authority to vote on “non-routine” matters. Proposal No. 1 (Election of Directors), Proposal No. 2 (Increase to the number of shares of common stock available for issuance) and Proposal No. 3 (Advisory Vote on the Compensation of the Company’s Named Executive Officers) will be considered “non-routine” and therefore your broker will not be able to vote your shares with respect to these proposals unless the broker receives specific voting instructions from you.

Election of Directors (Proposal No. 1). Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. Assuming that a quorum is present at the Annual Meeting and that the election of directors remains uncontested, the two nominees who receive the highest number of affirmative votes cast will be elected as directors of the Company. Shares present or represented by proxy and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting or represented by proxy where the stockholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and broker “non-votes” will not be counted toward such nominee’s achievement of plurality. Shares abstaining from the vote are included in the number of shares present or represented and voting, but will have no effect on the vote.

Amendment to the 2020 Equity Incentive Plan (Proposal No. 2). For the approval of the amendment to the Company’s 2020 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 1,000,000 shares from 1,250,000 shares to 2,250,000 shares, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on the matter is required for approval. Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Advisory Vote on the Compensation of our Named Executive Officers (Proposal No. 3). For the advisory vote on the compensation of our Named Executive Officers, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Ratification of Independent Accountants (Proposal No. 4). For the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2024, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. Abstentions  are counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

Other Matters. The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

Revocability of Proxies

Any person giving a Proxy in the form accompanying this proxy statement has the power to revoke it any time before its exercise. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. A proxy may also be revoked by providing to the Secretary of the Company’s principal executive office, 16868 Via Del Campo Court, Suite 200, San Diego, California 92127, an instrument of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet, telephone, or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called routine matters where your broker has discretionary voting authority over your shares. Brokers will have such discretionary authority to vote on Proposal 4 regarding the ratification of the selection of our independent registered public accounting firm for 2024, but not on any of the other proposals.

We encourage you to provide instructions to your brokerage firm by returning your voting instruction card. This ensures that your shares will be voted at the Annual Meeting with respect to all of the proposals described in this proxy statement.

Notice of Internet Availability of Proxy Materials

We are furnishing proxy materials to our stockholders primarily via the internet under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), instead of mailing printed copies of those materials to each stockholder. On July 26, 2024, we commenced mailing to our stockholders (other than those who previously requested electronic delivery or a full set of printed proxy materials) a Notice of Internet Availability, which contained instructions on how to access our proxy materials, including this proxy statement.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. If you received the Notice of Internet Availability and prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional material furnished to stockholders, should you request a printed copy of the proxy materials. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. The solicitation of proxies by mail may be supplemented by telephone, facsimile, or email, and/or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit proxies.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published by the Company on Form 8-K within four business days following the Annual Meeting.

PROPOSAL 1:
NOMINATION AND ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide for the classification of our Board into three classes of directors, with each class as nearly equal in number as possible, with staggered terms of office. At each annual meeting of stockholders, the successors to the class of directors whose terms expire at that meeting will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until their successors have been duly elected and qualified.

Our Board is currently composed of the following members: Sheryl Cefali, Gerald T. Garland, Mark K. Holdsworth, Kay L. Tidwell and Robert Dawson. Directors elected at each annual meeting hold office until their terms expire and until their successors are elected and qualified, or until their death, resignation, or removal. At the Annual Meeting, directors for Class I will be elected. The two nominees to be elected at the Annual Meeting are Mr. Holdsworth and Ms. Tidwell.

The two nominees receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors of the Company. Mr. Holdsworth and Ms. Tidwell have agreed to serve if elected. If for any reason either Mr. Holdsworth and Ms. Tidwell is not a candidate when the election occurs, we intend to vote proxies for the election of a substitute nominee or, in lieu thereof, our Board may reduce the number of directors in accordance with our Bylaws. Unless otherwise instructed, the proxy holders will vote the proxies received by them in favor of the election of Mr. Holdsworth and Ms. Tidwell.

A majority of the Directors are “independent directors” as defined by the listing standards of the NASDAQ Stock Market, and the Board has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director.

Set forth below is information regarding the nominees and the other current Board members, including information furnished by them as to their principal occupations and their ages:

Name	Age	Director Since
Sheryl Cefali	62	2019
Gerald T. Garland	73	2017
Mark K. Holdsworth	58	2020
Kay L. Tidwell	47	2022
Robert Dawson	50	2018

Class I - Nominees for Election for a Three-Year Term Expiring at the 2027 Annual Meeting

Mark K. Holdsworth was appointed to the Board on December 31, 2020 and currently serves as the Chair of the Board. Mr. Holdsworth is the Managing Partner of The Holdsworth Group, LLC (“THG”), which he founded in 2019. THG is a capital partner, advisor, and curator of alternative investments for family offices and corporations worldwide. From 1999-2018, Mr. Holdsworth was a Co-Founder, Managing Partner and Operating Partner of Tennenbaum Capital Partners, LLC (“TCP”), a Los Angeles-based private multi-strategy investment firm that was acquired by BlackRock, Inc. in August 2018, and was a Managing Director of BlackRock until April 2019. Mr. Holdsworth is currently a director of Parsons Corporation (NYSE: PSN), where he previously held the position of Chair of the Corporate Governance and Responsibility Committee, and was a former member of the Executive Committee. Mr. Holdsworth earned a Bachelor of Arts degree from Pomona College, a Bachelor of Science degree (with Honors) from the California Institute of Technology and a Master of Business Administration degree from Harvard Business School.

Kay L. Tidwell was appointed to the Board in 2022 and serves as the Chair of the Nominating and Corporate Governance Committee and a Committee member on the Compensation Committee. Ms. Tidwell is the Executive Vice President, General Counsel and Chief Risk Officer of Hudson Pacific Properties Inc. (“Hudson Pacific”). She joined Hudson Pacific in 2010 and is responsible for the Company’s corporate legal function, overseeing corporate governance matters, SEC and NYSE compliance, insurance and litigation, as well as managing outside counsel. Prior to Hudson Pacific, Ms. Tidwell was an attorney at Latham & Watkins LLP (“Latham and Watkins”), where she began her legal career in the Los Angeles office, advising on a wide variety of corporate and securities matters, including Hudson Pacific’s IPO. Ms. Tidwell also worked as the U.S. associate in the German offices of Latham & Watkins. She received a Bachelor of Arts degree in English, magna cum laude, from Yale College and earned a Juris Doctor degree from Yale Law School.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THE FOREGOING NOMINATED DIRECTORS.

Continuing Directors

The following is a description of the incumbent Class II and III directors whose terms of office will continue after the Annual Meeting:

Class III - Director Continuing in Office Until the 2025 Annual Meeting

Sheryl Cefali was appointed to the Board in 2019 and currently serves as the Chair of the Compensation Committee and a Committee member on the Audit Committee and the Nominating and Corporate Governance Committee. Ms. Cefali is a Managing Director in the Duff & Phelps Opinions Practice of Kroll, LLC. Ms. Cefali has over 30 years of experience rendering fairness and solvency opinions and determining valuations of companies and securities. She is a member of the Fairness and Solvency Opinion Senior Review Committee at Duff & Phelps. Prior to joining Duff & Phelps in 1990, she was a Vice President with Houlihan Lokey. Ms. Cefali received her M.B.A. with a concentration in finance from the University of Southern California and her B.A. degree from the University of California at Santa Barbara.

Robert Dawson has been the Company’s Chief Executive Officer since July 17, 2017, and served as the Company’s President from July 2017 until February 2024. Effective July 21, 2018, Mr. Dawson was appointed to the Company’s Board to also serve as a director. Prior to joining RF Industries on July 17, 2017, Mr. Dawson was President and CEO of Vision Technology Services, an information technology consulting and project management company that was acquired by BG Staffing. He spent 2007-2013 at TESSCO Technologies, a publicly traded distributor of wireless products and services. At TESSCO Mr. Dawson held multiple executive roles in sales, marketing, product management and strategy culminating with being Vice President of Sales, responsible for TESSCO’s sales organization and leading a team delivering more than $700 million in sales. He joined TESSCO through the 2007 acquisition of NetForce Solutions, a technology training and consulting firm that he co-founded in 2000 and led as the Chief Executive Officer through seven years of growth before being acquired by TESSCO. Mr. Dawson received his Bachelor's degree in Business Administration from Hillsdale College.

Class II - Director Continuing in Office Until the 2026 Annual Meeting

Gerald T. Garland has been a Board member since 2017 and currently serves as Chair of the Audit Committee and a Committee member on the Compensation Committee. He is currently the CEO and Co-Founder of Life, Leadership and Legacy, LLC. Mr. Garland is also currently Vice Chairman of the World Trade Center Institute and serves on the Executive Committee of the board. From 2003 until 2015, Mr. Garland served as Senior Vice President of Solutions Development and Product Management and SVP of the Commercial Division for TESSCO Technologies, a publicly traded value-added distributor and solutions provider for the wireless industry. He was previously Director of Business Development at American Express Tax and Business Services from 2002 to 2003, where he was involved in an expanded asset recovery capability for Fortune 1000 companies. From 2000 to 2001, he was Chief Financial Officer at Mentor Technologies, a developer of on-line, CISCO certification training products. Mr. Garland was Chief Financial Officer and Treasurer at TESSCO Technologies from 1993 to 1999, during which he oversaw the company’s initial public offering as well as TESSCO’s significant sales expansion. Prior to joining TESSCO, Mr. Garland held leadership positions at Bank of America and Stanley Black & Decker. Mr. Garland received his M.B.A., with a concentration in Finance from Loyola University and his Bachelor of Science in Business Management and Accounting from Towson University. Mr. Garland was a board member for SOZO Children from 2011 through 2020and a Senior Adviser from 2020 to present.

In determining whether the nomination of each current director was appropriate and that each current director is qualified to serve on the Board, the Board considered the following:

Sheryl Cefali: Ms. Cefali has over 30 years of experience rendering fairness and solvency opinions and determining valuations of companies and securities. Ms. Cefali is currently a Managing Director at Kroll, LLC, as well as a member of that firm’s Fairness and Solvency Opinions Senior Review Committee.

Gerald T. Garland: Mr. Garland has significant leadership experience in financial management, product management, sales management, solutions development and global sourcing. Mr. Garland has significant industry experience having served as the Chief Financial Officer and Senior Vice President for a leading publicly traded distributor and solutions provider of wireless products and services for over 18 years. Mr. Garland has also held senior leadership positions with Bank of America, Stanley Black & Decker and American Express Tax and Business Services.

Mark K. Holdsworth: Mr. Holdsworth has significant experience in investment banking and investment management. In addition, Mr. Holdsworth has experience in serving on the Boards of Directors of major public companies and as the Chair of a Corporate Governance and Responsibility Committee.

Kay L. Tidwell: Ms. Tidwell has experience advising public companies as a former attorney at Latham & Watkins. In her current role as Executive Vice President, General Counsel and Risk Officer of Hudson Pacific, she also has relevant corporate governance compliance and risk management experience.

Robert Dawson: Mr. Dawson has significant leadership experience in sales, marketing, product management and strategy for a leading publicly traded distributor of wireless products and services. Mr. Dawson also served as President and CEO of an information technology consulting and project management company and was a co-founder of a successful telecom and wireless technology training and consulting firm that he led for seven years of growth until it was acquired.

Terms of Service

Each director to be elected at the Annual Meeting will hold office until his/her three-year term expires and until his/her successor is elected and has qualified, or until his/her death, resignation, or removal.

Board Leadership Structure

Currently, the positions of Chair of the Board and Chief Executive Officer of the Company are held by separate individuals, with Mr. Holdsworth serving as Chair of the Board and Mr. Dawson serving as Chief Executive Officer and as a director on the Board. Mr. Holdsworth, an independent director, was appointed as the Chair of the Board in June 2021. The Company has continuously had a separate Chair of the Board and Chief Executive Officer since 2007. The Chair of the Board is appointed by our Board.

The Board currently believes that this structure is best for the Company, as it allows Mr. Dawson to focus on the Company’s strategy, business and operations while serving as a liaison between the Board and the Company’s senior management. The Board currently believes the separation of offices is beneficial because a separate Chair can provide the Chief Executive Officer with guidance and feedback on his performance and the Chair provides a more effective channel for the Board to express its views on management. This structure can also enable Mr. Holdsworth and the other members of the Board to be better informed and to communicate more effectively on issues, including with respect to risk oversight matters.

The Board does not believe that a formal policy separating the positions of Chair of the Board and Chief Executive Officer is necessary. The Board continually evaluates our leadership structure and could in the future decide to combine the Chair and Chief Executive Officer positions if it believes that doing so would serve the best interests of the Company and our stockholders.

Risk Oversight

The Board has responsibility for oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company’s business, and the steps the Company takes to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable the Board to understand the Company’s risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, and reputational risk.

Management

Robert Dawson, 50, has been the Company’s Chief Executive Officer since July 17, 2017, and served as the Company’s President from July 2017 until February 2024. Effective July 21, 2018, Mr. Dawson was appointed to the Company’s Board to also serve as a director. See preceding section for information regarding Mr. Dawson. See, “Class III – Director Continuing in Office Until the 2025 Annual Meeting,” above.

Peter Yin, 41, Chief Financial Officer, was appointed as the Company’s Interim Chief Financial Officer and Corporate Secretary effective July 11, 2020, promoted to Chief Financial Officer on January 12, 2021 and additionally appointed Treasurer on December 10, 2021. Mr. Yin, a Certified Public Accountant and a Certified Fraud Examiner, joined the Company in September 2014 and served as the Company’s Senior Vice President, Finance & Operations since November 2019. Prior to joining the Company, Mr. Yin worked at Sony Corporation of America in Corporate Audit from 2010 to 2014, and at Grant Thornton in the Assurance practice from 2006 to 2010. Mr. Yin received a Bachelor’s degree in Accountancy from the University of San Diego.

Ray Bibisi, 60, joined the Company as Chief Revenue Officer in January 2020, was promoted to Chief Operating Officer effective in May 2022, and was appointed as President effective in February 2024. Prior to joining the Company, he spent over 30 years at Radio Frequency Systems, where he concurrently held the roles of Vice President of Sales and General Manager of North America, and was a member of the Global Governing Executive Committee, and concurrently also oversaw operations, finance, supply chain, and research and development.

Board of Director Meetings and Attendance

During the fiscal year ended October 31, 2023, the Board held five meetings. During the fiscal year ended October 31, 2023, each member of the Board attended at least 75% of the meetings of the Board and of the Board committees on which they served. The Company does not have a formal policy regarding director attendance at annual meetings of stockholders; however, we encourage all of our directors to attend each annual meeting. All of the members of the Board attended the 2023 Annual Meeting of Stockholders.

Board Age Limitation Policy

In December 2020, the Board adopted a policy that no individual shall be eligible to be nominated by the Board for election or re-election as a member of the Board if, at the time of the nomination, no individual has attained the age of 75 years.

Board Committees

During fiscal 2023, the Board maintained four committees: the Compensation Committee, the Audit Committee, the Nominating and Corporate Governance Committee, and the Strategic Planning and Capital Allocation Committee. The Strategic Planning and Capital Allocation Committee was dissolved in November 2023, as the Board determined that it would maintain the responsibilities previously delegated to the committee.

The Audit Committee meets periodically with the Company’s management and independent registered public accounting firm to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements. The Audit Committee also hires the independent registered public accounting firm, and receives and considers the accountant’s comments as to controls, adequacy of staff and management performance and procedures. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest and to conduct internal investigations into whistleblower complaints, and to oversee the Company’s cybersecurity risk, policies and procedures. During fiscal 2023, the Audit Committee was composed of Mr. Garland (Chair), Ms. Cefali, and Mr. Cohenour, with Mr. Cohenour resigning from Board and all committees thereof effective as of October 31, 2023. Mr. Holdsworth replaced Mr. Cohenour as a member of the Audit Committee upon his resignation. Each of the current members of the Audit Committee is a non-employee director and is independent as defined under the NASDAQ Stock Market’s listing standards. In addition, each of the members of the Audit Committee has significant knowledge of financial matters, and Messrs. Garland is and Cohenour was, during the time of his service on the Audit Committee, an “audit committee financial expert.” The Audit Committee met five times during fiscal 2023.

The Compensation Committee currently consists of Ms. Cefali (Chair), Mr. Garland, and Ms. Tidwell, each of whom is a non-employee director and is independent as defined under the NASDAQ Stock Market’s listing standards. The Compensation Committee is responsible for considering and recommending to the Board the compensation arrangements for senior management. As part of its other responsibilities, the Compensation Committee provides general oversight of our compensation structure and, if deemed necessary, retains and approves the terms of the retention of compensation consultants and other compensation experts. Other specific duties and responsibilities of the Compensation Committee include reviewing the performance of executive officers; reviewing and approving objectives relevant to executive officer compensation; recommending equity-based and incentive compensation plans; and recommending compensation policies and practices for service on our Board and its committees and for the Chair of our Board. The Compensation Committee works primarily with our Chief Executive Officer to gather internal data and solicit management’s recommendations regarding compensation. However, the Compensation Committee determines the compensation for each of our individual officers outside the presence of the affected officer. The Compensation Committee also advises and consults with other non-executive board members as it determines appropriate regarding compensation issues. The Compensation Committee held seven meetings during fiscal 2023.

The Nominating and Corporate Governance Committee is responsible for developing and recommending corporate governance guidelines to the Board, identifying qualified individuals to become directors, recommending selected nominees to serve on the Board, and performing and overseeing the annual evaluation of the Board and its committees. The Nominating and Corporate Governance Committee currently consists of Ms. Tidwell (Chair), Mr. Holdsworth, and Ms. Cefali, each of whom is a non-employee director and is independent as defined under the NASDAQ Stock Market’s listing standards. The Nominating and Corporate Governance Committee held seven meetings during fiscal 2023.

The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each operate pursuant to a written charter, which charters are available on our website on www.rfindustries.com.

Nominating Directors

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be included in any stockholders agreement to which the Company is a party.

To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current Board members and management for the names of potentially qualified candidates or may ask Board members and management to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our shareholders.

Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election to the Board.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board. However, the Nominating and Corporate Governance Committee believes that membership should reflect diversity in its broadest sense, but should not be chosen nor excluded based on race, color, gender, national origin, or sexual orientation. In this context, the Nominating and Corporate Governance Committee does consider a candidate’s experience, education, industry knowledge, history with the Company, if any, and differences of viewpoint when evaluating his or her qualifications for election to the Board.

The Nominating and Corporate Governance Committee believes that the Board should consist of individuals who possess the integrity, education, work ethic, experience, and ability to work with others necessary to oversee our business effectively and to represent the interests of all of the Company’s stockholders. The Nominating and Corporate Governance Committee also believes that it is desirable for directors to own an equity interest in the Company in order to better align their interests with those of the stockholders. The standards that the Nominating and Corporate Governance Committee considers in selecting candidates (although candidates need not possess all of the following characteristics, and not all factors are weighted equally) include, among other factors determined to be relevant by the Board, each director’s or nominee’s:

●	business experience;
●	industry experience;
●	financial background;
●	breadth of knowledge about issues affecting the Company; and
●	time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.

Stockholder Recommendations of Director Candidates. The Board will consider Board nominees recommended by stockholders. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to our Corporate Secretary. To be timely, the notice must be received at our principal executive offices as set forth under “Stockholder Proposals” below. Notice of a nomination must include the following information: your name, address, and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. The notice must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate’s other board memberships (if any). Stockholders must submit the nominee’s consent to be elected and to serve, if elected. The Board may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee.

Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.

Stockholder Communications with Board Members. Stockholders who wish to communicate with our Board members may contact us at our principal executive office at 16868 Via Del Campo Court, San Diego, California 92127. Written communications specifically marked as a communication for our Board, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chair of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.

Board Diversity

Our Nominating and Corporate Governance Committee is committed to ensuring diversity in the composition of our Board, including diversity with respect to race and gender. We seek out candidates whose diversity of experience and perspective will help allow the Board to fulfill its responsibilities. In accordance with the new Nasdaq listing rules, the following table provides information regarding the diversity of our directors, as of July 26, 2024.

Board Diversity Matrix (As of July 26, 2024)

Total Number of Directors	5
	Female	Male
Part I: Gender Identity
Directors	2	3
Part II: Demographic Background
Asian	1	-
White	1	3

To see our Board Diversity Matrix as of July 26, 2023, please see our proxy statement filed with the SEC on July 26, 2023.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our directors, officers and employees, including its principal executive officer and principal financial officer. The Code is posted on our website at www.rfindustries.com. We intend to disclose any amendments to the Code by posting such amendments on its website. In addition, any waivers of the Code for directors or executive officers of the Company will be disclosed in a report on Form 8-K.

COMPENSATION OF EXECUTIVE OFFICERS

This section describes our executive compensation for our Named Executive Officers (“NEOs”) listed below and the most important factors relevant to an analysis of our compensation policies. In addition, this section provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the data presented in the following tables and the corresponding narrative.

Name	Principal Position
Robert D. Dawson	Chief Executive Officer*
Peter Yin	Chief Financial Officer
Ray Bibisi	President & Chief Operating Officer*

* Mr. Dawson served as president until February 2024, when Mr. Bibisi was promoted to the position.

Summary Compensation Table

The following table discloses the compensation awarded to, earned by, paid to or accrued to our NEOs for services rendered to us for the years ended October 31, 2023 and 2022.

								Non-Equity
				Stock		Option		Incentive Plan		All Other
		Salary	Bonus	Awards		Awards		Compensation		Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)		($)(2)		($)		($)(6)	($)
Robert D. Dawson
Chief Executive Officer and Director (3)	2023	443,333	-	177,863	(7)	204,240	(7)	-	(13)	69,231	894,667
	2022	435,000	-	165,898	(8)	179,250	(8)	243,687	(14)	58,405	1,082,240
Peter Yin
Chief Financial Officer (4)	2023	283,333	-	63,525	(9)	72,942	(9)	-	(13)	35,803	455,603
	2022	275,000	-	59,248	(10)	166,446	(10)	102,713	(14)	45,362	648,769
Ray Bibisi
President and Chief Operating Officer (5)	2023	218,333	-	30,493	(11)	35,012	(11)	-	(13)	24,799	308,637
	2022	210,000	-	28,440	(12)	30,728	(12)	78,435	(14)	17,202	364,805

(1)

Amounts reported under the Stock Awards column do not reflect compensation actually received by the NEO. Instead, the amounts reported reflect the aggregate grant date fair value of restricted stock granted to the executives, determined in accordance with FASB ASC Topic 718. Unless stated otherwise in the notes below, the shares of restricted stock vest over four years as follows: (i) one-quarter of the restricted shares vests on the one-year anniversary of the date of grant; and (ii) the remaining restricted shares vest in twelve equal quarterly installments over the next three years, commencing with the first quarter following the one-year anniversary of the date of grant.

(2)

Amounts reported under the Option Awards column do not reflect compensation actually received by the NEO. Instead, the amounts reported are the grant date fair value of stock options granted to the executives as determined pursuant to FASB ASC Topic 718, excluding estimated forfeitures. The assumptions used to calculate the value of option awards are set forth under Note 1 and Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2023, filed with the SEC on January 29, 2024. The options vest over four years as follows: (i) one-quarter of the options vests on the one-year anniversary of the date of grant; and (ii) the remaining options vest in twelve equal quarterly installments over the next three years, commencing with the first quarter following the one-year anniversary of the date of grant. All incentive stock options expire 10 years from the date of grant.

(3)

Effective January 10, 2022, Mr. Dawson’s annual salary increased to $435,000, and effective January 11, 2023, his annual salary increased to $443,333. Mr. Dawson also served as the Company’s President until February 2024.

(4)	Effective January 10, 2022, Mr. Yin’s annual salary increased to $275,000, and effective January 11, 2023, his annual salary increased to $283,333.

(5)

Effective May 13, 2022, Mr. Bibisi was appointed Chief Operating Officer, effective January 11, 2022, his annual salary increased to $210,000, and effective January 10, 2023, his annual salary increased to $218,333. Effective February 29, 2024, Mr. Bibisi was promoted to President, adding to his role of Chief Operating Officer.

(6)	Represents accrued vacation.

(7)

On January 11, 2023, Mr. Dawson was granted 31,818 shares of restricted stock valued at $173,749 and options to purchase 63,636 shares of common stock at an exercise price of $5.59 (the closing price of the Company’s common stock on the date of grant) valued at $204,240.

(8)

On January 10, 2022, Mr. Dawson was granted 23,333 shares of restricted stock valued at $165,898 and options to purchase 46,667 shares of common stock at an exercise price of $7.11 (the closing price of the Company’s common stock on the date of grant) valued at $179,250.

(9)

On January 11, 2023, Mr. Yin was granted 11,364 shares of restricted stock valued at $62,055 and options to purchase 22,727 shares of common stock at an exercise price of $5.59 (the closing price of the Company’s common stock on the date of grant) valued at $72,942.

(10)

On January 10, 2022, Mr. Yin was granted 8,333 shares of restricted stock valued at $59,248 and options to purchase 43,334 shares of common stock at an exercise price of $7.11 (the closing price of the Company’s common stock on the date of grant and consisting of an annual grant of 16,667 options and a special one-time grant of 26,667 options) valued at $166,446.

(11)

On January 11, 2023, Mr. Bibisi was granted 5,455 shares of restricted stock valued at $29,788 and options to purchase 10,909 shares of common stock at an exercise price of $5.59 (the closing price of the Company’s common stock on the date of grant) valued at $35,012.

(12)

On January 10, 2022, Mr. Bibisi was granted 4,000 shares of restricted stock valued at $28,440 and options to purchase 8,000 shares of common stock at an exercise price of $7.11(the closing price of the Company’s common stock on the date of grant) valued at $30,728.

(13)

On March 9, 2023, the Board adopted an incentive compensation plan for officers (including the NEOs) and senior managers of the Company pursuant to which officers and managers were entitled to cash bonuses based upon (i) the Company’s achievement of specified corporate goals and (ii) the satisfaction of subjective personal performance and contribution goals established for that participant. The personal bonus target for Mr. Dawson was 75% and for Mr. Yin and Mr. Bibisi was 50% of their respective annual base salaries. The Board determined that each of these officers did not achieve the established goals, and therefore did not earn a bonus of their respective salary for the fiscal year ended October 31, 2023.

(14)

On January 10, 2022, the Board adopted an incentive compensation plan for officers (including the NEOs) and senior managers of the Company pursuant to which officers and managers were entitled to cash bonuses based upon (i) the Company’s achievement of specified corporate goals and (ii) the satisfaction of subjective personal performance and contribution goals established for that participant. The personal bonus target for Mr. Dawson was 75% and for Mr. Yin and Mr. Bibisi was 50% of their respective annual base salaries. The Board determined that each of these officers achieved 75% of the established goals, and therefore Mr. Dawson earned approximately 56% and Mr. Yin and Mr. Bibisi each earned a bonus of approximately 37.4% of their respective salary for the fiscal year ended October 31, 2022.

Discussion of Summary Compensation Table

This narrative discussion explains our executive compensation program and the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended October 31, 2023. Although we qualify as a “smaller reporting company” as defined by the SEC, which allows us to take advantage of scaled-back disclosure requirements, we are including narrative about our executive compensation program in an effort to be more transparent.

Compensation Philosophy

The Compensation Committee attempts to structure the total compensation for the NEOs to provide a guaranteed amount of cash compensation in the form of competitive base salaries, while also providing a meaningful amount of annual cash compensation in the form of annual bonuses that is at risk and dependent on both the Company’s performance and on the individual performance of the executives. We also seek to provide a portion of total compensation in the form of equity-based awards under our stock option plan in order to align the long-term interests of executives with those of our stockholders and for retention purposes. Historically, we have made larger grants of stock options to our NEOs and other key officers and employees at the time that the officers/key employees first join the Company, which options vest over a longer period of time (often up to nine years). These option grants are supplemented by smaller, annual options grants that are similar to the option grants made to other officers and key employees.

The Compensation Committee retained an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to advise the Compensation Committee on executive and non-employee director compensation practices during fiscal 2023. The independent compensation consultant reports directly to the Compensation Committee and provides advice on market-comparable compensation for executives and non-employee directors and keeps the Compensation Committee apprised of such matters. In fiscal 2023, the Compensation Committee concluded that the engagement of FW Cook raised no conflict of interest under applicable SEC and Nasdaq rules that would prevent FW Cook from independently providing services to the Compensation Committee.

Components of Compensation

Our compensation program is currently designed to recruit and retain as executive officers individuals with the highest capacity to develop, grow and manage our business, and to align their compensation with the Company’s short-term and long-term goals. To do this, the compensation program for executive officers is made up of the following main components: (i) base salary, designed to compensate our executive officers for work performed during the fiscal year; (ii) year-end cash incentive programs, designed to reward the executive officers for achieving yearly performance goals and for their individual performances during the fiscal year; and (iii) equity-based awards, meant to align the executive officers’ interests with the interests of our stockholders.

Base Salary. Base salaries for our executive officers are determined by an assessment of the Company’s overall financial and operating performance, each executive officer's experience, duties, responsibilities, performance evaluation and changes in his or her responsibilities. We seek to establish annual base salaries that the Compensation Committee believes are fair and competitive with salaries for executive officers in similar positions and with similar responsibilities in the Company’s marketplace. Periodically, the Compensation Committee engages a compensation consultant to advise the Compensation Committee regarding the components and levels of the executive compensation program, including our incentive and equity-based compensation plans.

Name	2023 Base Salary
Robert D. Dawson	$445,000
Peter Yin	$285,000
Ray Bibisi	$220,000

Annual Cash Bonuses. Our short-term cash incentive program is designed to motivate our executives, including the NEOs, and reward them with cash payments for achieving quantifiable, pre-established business results and individual performance goals. In order for the NEOs to be eligible to receive a cash bonus, the Company must attain a minimum performance thresholds for the fiscal year in each selected metric, as established by the Compensation Committee. Additionally, each NEO’s award is subject to the discretionary review of his performance by the Compensation Committee, in its sole discretion after consultation with the Company’s Chief Executive Officer.

For fiscal 2023, the Compensation Committee used three metrics in determining the actual annual cash bonus payable to each NEO: (i) the Company’s achievement of certain fiscal 2023 revenues (weighted 30%), (ii) fiscal 2023 adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) (weighted 60%), and (iii) a subjective evaluation of each NEO’s performance (weighted 10%). The calculation of adjusted EBITDA excluded the impact of one-time charges related to transaction related expenses, severance payments, relocation costs, earn-out payments or reversals, other non-recurring items, executive bonus payments and equity compensation expenses accrued to management. The Compensation Committee and the Company believe that changes in adjusted EBITDA positively correlate with changes in stockholder value better than other commonly used financial performance measures.

In 2023, the Company did not meet any the established minimum thresholds. Accordingly, no annual cash bonuses were paid to the NEOs.

Name	Base Salary	“Target Bonus” as a Percentage of Base Salary	Target Bonus Amount	Maximum Bonus (1)	Cash Bonus Paid Based on Fiscal 2023 Performance
Robert D. Dawson	$443,333	75%	$332,500	$498,750	$-
Peter Yin	$283,333	50%	$141,667	$212,500	$-
Ray Bibisi	$218,333	50%	$109,000	$163,750	$-

Annual Equity Awards. Our annual equity awards are designed to reward the NEOs based on the future performance of the Company by motivating the creation of stockholder value. The goals of the long-term incentive program are to:

●	Ensure NEOs’ financial interests are aligned with our shareholders’ interests
●	Motivate decision-making that improves financial performance over the long-term
●	Recognize and reward superior financial performance of the Company
●	Provide a retention element to our compensation program
●	Promote compliance with the stock ownership guidelines for executives

Annually at its February meeting, the Compensation Committee grants long-term incentive awards. All such equity-based awards are valued on the date of the grant. Typically, equity-based incentive grants are only made annually unless a hire or promotion occurs during the year. For fiscal 2023, the Compensation Committee approved annual equity awards to the NEOs in the form of restricted shares of common stocks and options to purchase shares of the Company’s common stock. Provided the NEO is still employed with the Company or its subsidiaries on the following dates, (i) one-quarter of the restricted shares and options will vest on January 11, 2024; and (ii) the remaining restricted shares and options shall vest in twelve equal quarterly installments over the next three years, commencing with the first quarter following January 11, 2024. The options have a ten-year term and an exercise price of $5.59 per share (which was the closing price of the Company’s common stock on the date of grant).

The table below summarizes all annual equity awards granted to each NEO during fiscal 2023:

Name	Restricted Stock	Options
Robert D. Dawson	31,818	63,636
Peter Yin	11,364	22,727
Ray Bibisi	5,455	10,909

Other Compensation. Our NEOs are eligible to participate, on the same basis as our other employees, in our employee benefit plans, including our medical, dental, vision, life and disability plans, and our 401(k) plan. We generally do not provide our NEOs with perquisites or other personal benefits.

Holdings of Previously Awarded Equity

Equity awards held as of October 31, 2023 by each of our NEOs were issued under our 2020 Equity Incentive Plan (the “2020 Plan”) and 2010 Stock Incentive Plan (the “2010 Plan”). The following table sets forth outstanding equity awards held by our NEOs as of October 31, 2023:

Outstanding Equity Awards at October 31, 2023

	Option Awards
	Number of	Number of	Equity Incentive Plan
	Securities	Securities	Awards: Number of
	Underlying	Underlying	Securities Underlying		Option
	Unexercised	Unexercised	Unexercised		Exercise	Option
	Options	Options	Unearned Options		Price	Expiration
Name	(#) Exercisable	(#) Unexercisable	(#)		($)	Date
Robert D. Dawson	25,000.00	-			1.90	7/16/2027
	39,375.00	2,625.00	-	(1)	6.46	1/8/2030
	28,875.00	13,125.00	-	(2)	4.98	1/11/2031
	50,000.00	-	-		8.69	7/16/2031
	20,418.00	26,249.00	-	(3)	7.11	1/9/2032
	-	63,636.00	-	(4)	5.59	1/10/2033

Peter Yin	24,000.00	32,000.00	-	(5)	2.40	12/13/2027
	3,283.00	469.00	-	(6)	6.40	1/9/2030
	6,875.00	3,125.00	-	(2)	4.98	1/11/2031
	18,958.00	24,376.00	-	(3)	7.11	1/9/2032
	-	22,727.00	-	(4)	5.59	1/10/2033

Ray Bibisi	40,000.00	10,000	-	(7)	6.74	1/5/2030
	9,375.00	625.00	-	(8)	6.40	1/8/2030
	5,157.00	2,343.00	-	(2)	4.98	1/11/2031
	3,500.00	4,500.00	-	(3)	7.11	1/9/2032
	-	10,909.00	-	(4)	5.59	1/10/2033

(1)

Vests over four years as follows: (i) one-quarter vested on January 9, 2021; and (ii) the remaining options shall vest in twelve equal quarterly installments over the subsequent three years, commencing with the first quarter following January 9, 2021.

(2)

Vests over four years as follows: (i) one-quarter vested on January 12, 2022; and (ii) the remaining options shall vest in twelve equal quarterly installments over the subsequent three years, commencing with the first quarter following January 12, 2022.

(3)

Vests over four years as follows: (i) one-quarter vested on January 10, 2023; and (ii) the remaining options shall vest in twelve equal quarterly installments over the subsequent three years, commencing with the first quarter following January 10, 2023.

(4)

Vests over four years as follows: (i) one-quarter shall vest on January 11, 2024; and (ii) the remaining options shall vest in twelve equal quarterly installments over the subsequent three years, commencing with the first quarter following January 11, 2024.

(5)	Vests as follows: (i) 8,000 shares vested on December 13, 2020; and (ii) the remaining options shall vest in in six equal installments over the subsequent six anniversaries of December 13, 2020.

(6)

Vests over four years as follows: (i) one-quarter vested on January 12, 2022; and (ii) the remaining options shall vest in twelve equal quarterly installments over the next three years, commencing with the first quarter following January 12, 2022.

(7)	Vests as follows: (i) 10,000 shares vested on January 6, 2020; and (ii) the remaining options shall vest in five equal installments over the subsequent five anniversaries of January 6, 2020.

(8)

Vests over four years as follows: (i) one-quarter vested on January 9, 2021; and (ii) the remaining options shall vest in twelve equal quarterly installments over the next three years, commencing with the first quarter following January 9, 2021.

During the fiscal year ended October 31, 2023, we did not adjust or amend the exercise price of stock options awarded to the NEOs.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship of compensation actually paid (“CAP”) to our principal executive officer (“PEO”) and other named executive officers (“Non-PEO NEOs”) and our performance. In accordance with the transitional relief under the SEC rules for smaller reporting companies, only three years of information is required as this is the Company’s second year of disclosure under Item 402(v) of Regulation S-K.

For purposes of the tables below, the PEO was Mr. Dawson and non-PEO NEOs were Messrs. Yin and Bibisi for each of fiscal years 2023, 2022, and 2021.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on Cumulative TSR (5)	Net Income (Loss) (in thousands) (6)
2021	$1,037,842	$1,037,842	$339,604	$339,604	$178	$6,181
2022	$1,082,240	$1,082,240	$506,787	$506,787	$126	$1,448
2023	$894,667	$894,667	$382,120	$382,120	$69	$(3,078)

(1)	The dollar amounts reported in this column are the amounts of total compensation reported for the PEO for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)

The dollar amounts reported in this represent the amount of “compensation actually paid” to the PEO, as computed in accordance with Item 402(v) of Regulation S-K. No adjustments were required to be made to the PEO’s total compensation for each year to determine the compensation actually paid pursuant to the requirements of Item 402(v) of Regulation S-K.

(3)	The dollar amounts reported in this column represent the average of the amounts reported for Non-PEO NEOs in the “Total” column of the Summary Compensation Table in each applicable year.

(4)

The dollar amounts reported in this represent the average amount of “compensation actually paid” to the non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. No adjustments were required to be made to average total compensation for the non-PEO NEOs as a group for each year to determine the compensation actually paid pursuant to the requirements of Item 402(v) of Regulation S-K.

(5)

The cumulative total shareholder return (“TSR”) amounts reported in this column are calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in fiscal 2021, fiscal 2022 or fiscal 2023.

(6)	The dollar amounts reported in this column represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Narrative Disclosure to Pay Versus Performance Table

Compensation Actually Paid and Cumulative Total Shareholder Return. The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our cumulative total stockholder return for the fiscal years ended October 31, 2023 and 2022. Total stockholder return amounts reported in the graph assume an initial fixed investment of $100 on November 1, 2021.

Compensation Actually Paid and Net Income. The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our net income for the fiscal years ended October 31, 2023 and 2022.

Employment Agreements; Incentive Plan; Change of Control Arrangements

Employment Agreements

Robert Dawson. On July 16, 2021, the Company entered into an employment agreement (the “CEO Employment Agreement”) with Robert D. Dawson, pursuant to which he continues to serve as the Company’s Chief Executive Officer (and served as the Company’s President until February 2024). The CEO Employment Agreement became effective on July 17, 2021 and replaced Mr. Dawson’s prior employment agreement that expired on July 17, 2021. The initial term of the CEO Employment Agreement ends on January 31, 2023, after which the CEO Employment Agreement shall automatically renew for additional one (1) year periods, unless either Mr. Dawson or the Company provides the other party with written notice of non-renewal at least ninety (90) days prior to the date of automatic renewal.

Under the CEO Employment Agreement, the Company agreed to pay Mr. Dawson an annual base salary of $425,000. Mr. Dawson will also be eligible to participate in the Company’s annual bonus plan, pursuant to which he will have the opportunity to earn a year-end bonus equal to fifty percent (50%) of his annual base salary. Under the CEO Employment Agreement, if Mr. Dawson’s employment is terminated by the Company for any reason other than for “cause”, the Company is obligated to Mr. Dawson for (x) an amount equal to one year’s base salary as in effect at such time, and (y) the estimated pro rata portion of his target bonus that was earned through the date of termination, and the vesting period of all of Mr. Dawson’s unvested stock options and all unvested time-based restricted stock grants will automatically be fully accelerated as of the termination date. The foregoing provisions will not apply if Mr. Dawson voluntarily terminates his employment with the Company or is terminated for cause. Mr. Dawson’s annual base salary for fiscal 2023 was $445,000.

Also, effective July 17, 2021, Mr. Dawson received a fully vested, ten-year immediately exercisable stock option to purchase 50,000 shares of the Company’s common stock. The exercise price of this option is $8.69, which was the closing price on the date of the CEO Employment Agreement. The CEO Employment Agreement also provided that the vesting schedule of the remaining unvested portion of an option that was granted to him in 2017 was revised. On July 17, 2017, Mr. Dawson received stock options to purchase 100,000 shares of the Company’s common stock (the “2017 Option”). The award has an exercise price of $1.90 and vests as to 10,000 shares per year on each anniversary of July 17, 2017 (with 10,000 shares having vested on July 17, 2017) while he is employed by the Company. As of July 17, 2021, 50,000 shares remained unvested under the 2017 Option. Under the revised vesting schedule, provided Mr. Dawson is still employed by the Company, 25,000 shares of those unvested options under the 2017 Option vested on July 17, 2022, and the remaining 25,000 shares will vest on July 17, 2023.

Upon a Change of Control Transaction (as defined in the CEO Employment Agreement), all of Mr. Dawson’s time-based stock options and shares of restricted stock shall immediately vest, whether or not his employment is terminated. If, at the time of a Change of Control Transaction, Mr. Dawson’s employment is terminated by the Company for any reason other than cause (as defined in the CEO Employment Agreement), Mr. Dawson will be entitled to receive a change of control cash payment in an amount equal to 12 months of his base salary.

Peter Yin. Mr. Yin was promoted to Chief Financial Officer on January 12, 2021. Mr. Yin is currently employed on an at-will basis without a written employment agreement. Mr. Yin’s annual base salary for the fiscal 2023 was $285,000.

Ray Bibisi. Mr. Bibisi was appointed to Chief Operating Officer in May 2022 and was promoted to President in February 2024. Mr. Bibisi is currently employed on an at-will basis without a written employment agreement. Mr. Bibisi’s annual base salary for fiscal 2023 was $220,000.

Change of Control Arrangements

The outstanding stock options currently owned by the Company’s principal officers (including Messrs. Dawson, Yin and Bibisi) and division managers provide that, immediately prior to a change of control (as defined), all unvested stock options will become fully vested and exercisable. In addition, the shares of restricted stock granted to each of the non-executive directors for his/her services to be rendered during the current year, shall also become fully vested upon a change of control event.

The Company has no other change of control payment agreements that are currently in effect.

2020 Equity Incentive Plan

On March 5, 2020, the Board adopted, and on September 3, 2020 our stockholders approved, the 2020 Plan, pursuant to which the Board reserved an aggregate of 1,250,000 shares of common stock for issuance thereunder. On July 18, 2024, our Board approved a proposal to amend the 2020 Plan to increase the number of shares of common stock available for issuance by 1,000,000 shares from 1,250,000 shares to 2,250,000 shares, subject to stockholder approval. For a description of the 2020 Plan, see, “Proposal No. 2: Approval of the Amendment to the Company’s 2020 Equity Incentive Plan to Increase the Number of Shares of Common Stock Available for Issuance Under the Plan by 1,000,000 shares from 1,250,000 Shares to 2,250,000 shares,” below.

DIRECTOR COMPENSATION

		Fees
		Earned or
		Paid in	Stock	Option	All Other
Name		Cash	Awards (1)	Awards	Compensation	Total

Sheryl Cefali		$62,418	$50,000	$-	$-	$112,418
Jason Cohenour	(2)	$50,582	$50,000	$-	$-	$100,582
Gerald Garland		$62,000	$50,000	$-	$-	$112,000
Mark K. Holdsworth		$80,418	$50,000	$-	$-	$130,418
Kay Tidwell		$50,582	$50,000	$-	$-	$100,582

(1)

On September 6, 2023, Ms. Cefali, Mr. Cohenour, Mr. Garland, Mr. Holdsworth, and Ms. Tidwell were each granted 13,333 shares of restricted stock (the “Initial Director Grant”). The number of restricted shares granted to each director pursuant to the Initial Director Grant was determined by dividing the amount of the fee ($50,000) by closing price of the Company’s common stock from the date of grant ($3.75). On November 3, 2023, Mr. Holdsworth, Ms. Cefali, Mr. Garland, and Ms. Tidwell were each granted 6,756 shares of restricted stock (the “Second Director Grant”). The number of restricted shares granted to each director pursuant to the Second Director Grant was determined by dividing the amount of the reallocated $20,000 fee by the closing price of the Company’s common stock on the date of grant ($2.96).

(2)	Effective October 31, 2023, Mr. Cohenour resigned from the Board of Directors.

Discussion of Director Compensation

Under the compensation policies adopted by the Compensation Committee, directors who also are officers and/or employees of the Company do not receive any compensation for serving on the Board. On September 8, 2022, the Board determined that the compensation payable to directors as Board fees for the next year ending with the 2023 annual meeting of stockholders will be $90,000 ($40,000 in cash and $50,000 in restricted stock). In addition, effective September 8, 2022, the Board determined that additional chair fees and committee member fees would be paid in cash as follows:

	Chair	Member
Board	$25,000
Audit Committee	$8,000	$5,000
Compensation Committee	$6,000	$5,000
Nominating and Corporate Governance Committee	$4,000	$4,000
Strategic Planning and Capital Allocation Committee	$4,000	$4,000

The restricted stock fees vest on the earlier of (i) one year from the date of grant, or (ii) the Company’s next annual meeting of stockholders. The number of restricted shares granted to each director was 7,485 determined by dividing the amount of the fee by the closing price of the Company’s common stock from the date of grant ($6.68). Accordingly, on September 8, 2022, Mr. Holdsworth, Ms. Cefali, Mr. Cohenour, Mr. Garland, and Ms. Tidwell were each granted 7,485 shares of restricted stock. The cash fees vests in four equal quarterly installments paid in arrears commencing November 1, 2022.

On September 6, 2023, the Board determined that the compensation payable to directors as Board fees for the next year ending with the 2024 annual meeting of stockholders will be $90,000 ($40,000 in cash and $50,000 in restricted stock). On October 30, 2023, in an effort to conserve cash of the Company, the Board approved the reallocation of $20,00 in cash compensation to instead be reallocated to restricted stock thereby providing for $20,000 in annual cash compensation and $70,000 in restricted stock ("Director Compensation Reallocation”). In addition, effective September 6, 2023, the Board determined that additional chair fees and committee member fees would be paid in cash as follows:

	Chair		Member
Board	$15,000	*
Audit Committee	$8,000		$5,000
Compensation Committee	$6,000		$5,000
Nominating and Corporate Governance Committee	$4,000		$4,000

*The Chairperson of the Board agreed to reduce his chair fee from $25,000 to $15,000 subject to potential reinstatement of the $25,000 as determined at the discretion of the Board during fiscal year 2024.

Based on the reallocation of cash compensation to equity compensation, the Company made two restricted stock grants to the directors as part of their Board equity fees. On September 6, 2023, Mr. Holdsworth, Ms. Cefali, Mr. Cohenour, Mr. Garland, and Ms. Tidwell were each granted 13,333 shares of restricted stock as part of the Initial Director Grant, which was determined by dividing the $50,000 fee by the closing price of the Company’s common stock on the date of grant ($3.75). The restricted stock fees for the Initial Director Grant vests on the earlier of (i) one year from the date of grant, or (ii) the Company’s next annual meeting of stockholders. On November 1, Mr. Holdsworth, Ms. Cefali, Mr. Garland, and Ms. Tidwell were each granted 6,756 shares of restricted stock as part of the Second Director Grant, which was determined by dividing the amount of the reallocated $20,000 fee by the closing price of the Company’s common stock on the date of grant ($2.96). The restricted stock fees for the Second Director Grant vests in four (4) equal installments beginning on January 31, 2024 and quarterly thereafter until fully vested.

Anti-Hedging and Anti-Pledging Policies

The Company has a policy prohibiting our directors, officers, and other employees from hedging or pledging their Company stock. This policy prohibits buying or selling puts or calls, short sales, collars, forward sale contracts, equity swaps, and any other financial instrument designed to hedge or offset a decrease in the market price of Company stock.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of July 9, 2024 for: (i) each director; (ii) the Company’s NEOs; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of 5% or more of the Common Stock. As of July 9, 2024, there were 10,361,544 shares of common stock issued and outstanding. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment power with respect to the securities listed.

	Number of Shares		Percentage
Name and Address of Beneficial Owner	Beneficially Owned (1)		Beneficially Owned

Directors and Named Executive Officers
Mark K. Holdsworth	808,839	(2)	7.8%
Robert D. Dawson	385,029	(3)	3.7%
Peter Yin	147,520	(4)	1.4%
Gerald Garland	120,568		1.2%
Ray Bibisi	107,334	(5)	*
Sheryl Cefali	62,359	(6)	*
Kay L. Tidwell	27,574		*
All Directors and Officers as a Group (7 persons)	1,659,223	(7)	15.7%

Greater than 5% stockholders
Hytek International, Ltd
9642 Penshurst Trace
Charlotte, North Carolina 28210	751,000	(8)	7.2%
Punch & Associates Investment Management, Inc.
7701 France Ave. So., Suite 300
Edina, MN 55435	994,266	(9)	9.6%
Affiliates of THG Securities Fund, L.P. 140 S. Lake Ave., Suite 304 Pasadena, CA 91101	821,389	(2)	7.9%

* Less than 1%

1.

Shares of common stock that could be acquired by a beneficial owner upon exercise of an option within 60 days from July 9, 2024 are considered outstanding for the purpose of computing the percentage of shares beneficially owned by such owner, but are not considered to be outstanding for any other purpose.

2.	Mr. Holdsworth is the founder of The Holdsworth Group, LLC, which is a managing member of THG Securities Advisors, LLC (the “Manager”), the general partner and the investment manager of THG Securities Fund, L.P. (the “Fund”). Mr. Levenick is a member of the Manager, the general partner and the investment manager of the Fund. In such capacity, each of Messrs. Holdsworth and Levenick exercise voting and investment power over all of the shares held by the Fund and may be deemed to be a beneficial owner of all of these shares. The amount of beneficial shares owned in the table reflect the following:

(# of Shares)	Mark K. Holdsworth	Zachary Levenick	THG Securities Fund, L.P.
Sole voting power	78,662	12,550	-
Shared voting power	629,352	629,352	629,352
Sole investment power	78,662	12,550	-
Shared investment power	629,352	629,352	629,352
Information based solely on SEC Filing (Filing Date)	SC 13D/A (04/24/2023)	SC 13D/A (04/24/2023)	SC 13D/A (04/24/2023)
3.	Includes 115,688 shares that Mr. Dawson has the right to acquire upon exercise of options.
4.	Includes 41,688 shares that Mr. Yin has the right to acquire upon exercise of options.
5.	Includes 69,140 shares that Mr. Bibisi has the right to acquire upon exercise of options.
6.	Includes 3,082 shares that Ms. Cefali has the right to acquire upon exercise of options.
7.	Includes 229,598 shares that the directors and officers have the right to acquire upon exercise of options.
8.	Based on representation from officers of Hytek International, Ltd.
9.	Based on a Schedule 13G/A filed with the SEC by Punch & Associates Investment Management, Inc. on February 14, 2024.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 31, 2023 with respect to the shares of Company common stock that may be issued under the Company’s existing equity compensation plans:

	A	B	C
			Number of Securities
			Remaining Available for
			Future Issuance Under
			Equity Compensation
	Number of Securities to	Weighted Average	Plans (Excluding
	be Issued Upon Exercise	Exercise Price of	Securities Reflected in
Plan Category	of Outstanding Options	Outstanding Options ($)	Column A)
2010 Stock Incentive Plan	145,001	$6.94	-	(1)
2020 Equity Incentive Plan	541,961	$5.58	916,369
Total	686,962	$5.05	916,369

(1)	The RF Industries, Ltd. 2010 Stock Incentive Plan expired on March 8, 2020. Accordingly, no additional equity incentive awards can be granted under this plan.

PROPOSAL NO. 2:
APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2020 EQUITY INCENTIVE PLAN TO INCREASE THE

NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 1,000,000

SHARES FROM 1,250,000 SHARES TO 2,250,000 SHARES

We are asking our stockholders to approve an amendment to the 2020 Plan to increase the number of shares of common stock of the Company available for issuance under the 2020 Plan by an additional 1 million shares to 2,250,000 shares from 1,250,000 shares (the “2020 Plan Amendment”) at the Annual Meeting. On July 18, 2024, the Board approved, subject to stockholder approval, an amendment to the 2020 Plan to increase the available shares thereunder and recommended that stockholders vote in favor of this proposal at the Annual Meeting.

If stockholders approve this proposal, the 2020 Plan Amendment will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the 2020 Plan Amendment described in this proposal will not take effect and our 2020 Plan will continue to be administered in its current form. The remainder of this discussion, when referring to the 2020 Plan, refers to the amended 2020 Plan as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the 2020 Plan prior to the amendment.

Why We Are Asking Our Stockholders to Approve the 2020 Plan Amendment

The 2020 Plan was initially adopted by the Board in March 2020, and our stockholders approved it in September 2020. As described in more detail below, the initial share reserve under the 2020 Plan was 1,250,000 million shares. As discussed in the definitive proxy statement for our 2020 Annual Meeting filed with the SEC on July 22, 2020 and the definitive additional materials thereto filed with the SEC on August 6, 2020 (the “Definitive Additional Materials”), when we sought stockholder approval of the 2020 Plan at the 2020 Annual Meeting, we believed that the shares reserved for issuance under it following stockholder approval would be sufficient to enable us to continue to grant equity awards under the 2020 Plan for several years. This estimate was based on a forecast that took into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, and our historical forfeiture rates.

As of April 30, 2024, approximately 350,000 shares of our common stock remained available for grant under the 2020 Plan. After giving effect to the 2020 Plan Amendment, as of April 30, 2024, we would have had 1,350,000 shares of our common stock available for grant under the 2020 Plan. The Board believes that additional shares are necessary to meet the Company’s anticipated equity compensation needs. The proposed share increase is expected to last approximately three years. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time and our historical forfeiture rates. Approval of the 2020 Plan Amendment by our stockholders will allow the Company to continue to grant stock options, restricted stock and other stock awards to employees, directors and consultants.

Requested Shares

If the 2020 Plan Amendment is approved by our stockholders, the aggregate number of shares of common stock available for issuance will be 2,250,000 shares, which represents approximately 19% of the shares of our fully-diluted common stock outstanding as of April 30, 2024. Based on historic grant practices, we estimate that this number of shares should be sufficient to enable the Company to grant equity awards to our employees, directors and consultants for approximately three years.

Why You Should Vote to Approve the 2020 Plan Amendment

Equity Awards Are an Important Part of the Company’s Compensation Philosophy.

The 2020 Plan Amendment is critical to our ongoing effort to build stockholder value through retaining and motivating key employees, directors and consultants. The purpose of the adoption of the 2020 Plan Amendment is to provide us with a sufficient reserve of common stock to offer appropriate incentives to our employees, directors and consultants. We continue to believe that equity compensation is a critical component to motivate key employees and directors and effectively aligns their compensation with stockholder interests. Historically, stock options have been the primary focus of our equity program. The potential value of stock options is realized only if our share price increases, and so we believe stock options provide a strong incentive for individuals to work to grow our business and build stockholder value.

We Manage Our Equity Award Use Thoughtfully.

We are committed to effectively managing our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholder value by granting the appropriate number of equity incentive awards necessary to attract and reward employees, directors and consultants. We also consider the dilutive effect of equity compensation. Detailed information about equity awards issued in prior years as well as other relevant information is set forth in the “Information for Burn Rate Calculation” table below.

The 2020 Plan Combines Compensation and Governance Best Practices.

Our Board of Directors believes that the 2020 Plan contains provisions that are designed to protect our stockholders’ interests and to reflect compensation and corporate governance best practices, including:

●

Stockholder approval is required for additional shares. The 2020 Plan does not contain an annual “evergreen” provision that provides for automatic increases of shares on an ongoing basis. The 2020 Plan authorizes a fixed number for our share reserve and states that stockholder approval is required to issue any additional shares from the 2020 Plan once we have used all shares available for issuance.

●

No discounted stock options or stock appreciation rights. The 2020 Plan requires all stock options and stock appreciation rights to have an exercise price (or strike price) equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

●	Repricing is not allowed without stockholder approval. The 2020 Plan prohibits the repricing or exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

●

Reasonable share counting provisions. In general, when awards granted under the 2020 Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, the 2020 Plan prohibits shares tendered to pay the exercise price of an award or shares withheld for payment of taxes to be returned to our share reserve.

●

Awards Subject to Clawback. All awards granted under the 2020 Plan are subject to recoupment in accordance with the RF Industries, Ltd. Clawback Policy that the Company adopted in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any other recoupment policy the Company may adopt pursuant to the listing standards of any national securities exchange on which our common stock is listed or as is otherwise required by applicable law. In addition, the 2020 Plan’s administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as it determines are necessary or appropriate.

●

Limit on Annual Compensation to Non-Employee Directors. The 2020 Plan provides that the annual compensation payable by us to a non-employee director, including the grant date value of stock awards, cash retainers, committee fees and other compensation, shall not exceed $500,000 in the aggregate.

●

Restrictions on Dividends. The 2020 Plan provides that (1) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date that such shares have vested, (2) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including, without limitation, any vesting conditions), and (3) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date, if any, such shares are forfeited to or repurchased by us due to a failure to meet any vesting conditions under the terms of the applicable award agreement.

●

Limit on Board’s Discretion to Accelerate Vesting. The 2020 Plan limits the Board’s discretion to accelerate vesting such that the Board can only accelerate the time at which an award may first be exercised or the time during which an award will vest (1) following a participant’s death or disability, or (2) in connection with the consummation of a change in control or a corporate transaction.

Historical Grant Information

The following tables set forth information about our historical equity compensation practices.

Overhang. The following table provides information regarding outstanding awards under the 2020 Plan and 2010 Plan.

As of April 30, 2024
Total number of shares of common stock subject to outstanding stock options	963,172
Weighted-average exercise price of these outstanding stock options	$5.19
Weighted-average remaining term of these outstanding stock options (in years)	7.03
Total number of outstanding restricted shares granted	274,384
Total number of our issued and outstanding shares	10,495,548

Information for Burn Rate Calculation. The following table provides information regarding activity related to the 2020 Plan for the periods ended April 30, 2024 and for the fiscal years ended October 31, 2023, 2022 and 2021. No equity awards were issued under the 2010 Plan during any of the foregoing periods.

	November 1, 2023 to April 30, 2024	Fiscal 2023	Fiscal 2022	Fiscal 2021
Shares Subject to Options Granted	245,001	168,181	145,001	117,000
Options Cancelled or Expired	(36,015)	(60,000)	(12,000)	(91,793)
Restricted Shares Granted	152,325	120,757	77,091	38,674
Shares Available for Grant	341,941	703,252	916,369	1,123,232
Weighted-Average Exercise Price	$3.01	$5.36	$6.94	$6,57
Common Stock Outstanding at End of Period	10,495,548	10,343,223	10,193,287	10,058,571

New Plan Benefits

No determination has yet been made as to the awards, if any, under the 2020 Plan that any eligible individuals will be granted in the future and, therefore, the future benefits to be awarded under the 2020 Plan are not determinable.

Summary of the 2020 Plan

A copy of the 2020 Plan Amendment is attached as Appendix A to this proxy statement, and the full text of our 2020 Plan (prior to the 2020 Plan Amendment) is set forth in Appendix A to the Definitive Additional Materials. We urge stockholders to read the 2020 Plan in its entirety. The summary of the principal features of the 2020 Plan that is set forth below is not a complete description of the 2020 Plan and is qualified by the full text of the 2020 Plan.

Types of Awards. The 2020 Plan provides for the following types of awards: incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards, and other stock-based awards (collectively, the “stock awards” or “awards”).

Eligibility. Stock awards may be granted under the 2020 Plan to employees (including officers) and consultants of RF Industries and its subsidiaries, and to members of the Board. Pursuant to applicable tax law, we may grant incentive stock options only to our employees (including officers) and employees of our affiliates. As of July 9, 2024 we had a total of three employees and four non-employee directors who would be eligible to be granted awards under the 2020 Plan.

Annual Compensation to Non-Employee Directors; Limitation on Annual Stock Awards to Participants. The 2020 Plan provides that the compensation payable by us to a non-employee director for services performed as a non-employee director, including, without limitation, the grant date value (determined under U.S. generally accepted accounting principles) of awards, cash retainers, committee fees and other compensation, shall not exceed $500,000 in the aggregate during any calendar year. Furthermore, the 2020 Plan provides that a maximum of 100,000 shares of our common stock subject to options and other stock awards may be granted to any non-employee director during any calendar year. The 2020 Plan also provides that no officer, employee or consultant may be granted stock awards covering more than 500,000 shares of our common stock during any calendar year pursuant to stock options, stock appreciation rights and other stock awards.

Administration. The 2020 Plan is administered by the Board, which may in turn delegate authority to administer the 2020 Plan to a committee. Subject to the terms of the 2020 Plan, the Compensation Committee may determine the recipients, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. The Board may accelerate the time at which a stock award may first be exercised or the time during which a stock award or any part thereof will vest in accordance with the 2020 Plan, notwithstanding the provisions in the stock award stating the time at which it may first be exercised or the time during which it will vest, but only following a participant’s death or disability, or upon the consummation of a change in control or a corporate transaction. Subject to the limitations set forth below, the Board or Compensation Committee also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2020 Plan.

Unless otherwise determined by the Board, the Compensation Committee shall be comprised of at least two directors, each of whom is (1) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (2) an “independent director” under applicable rules of The NASDAQ Stock Market LLC, including the independence rules of such stock exchange relating to compensation committee members. The Compensation Committee has the authority to delegate its administrative powers under the 2020 Plan to a subcommittee consisting of members of the Compensation Committee. The 2020 Plan also permits delegation to one or more officers of the ability to determine the recipients, number of shares and types of stock awards (to the extent permitted by law) to be granted to employees other than our officers, subject to a maximum limit on the aggregate number of shares subject to stock awards that may be granted by such officers.

Stock Available for Awards. If this Proposal No. 2 is approved, the total number of shares of our common stock reserved for issuance under the 2020 Plan will consist of 2,250,000 shares (the “Share Reserve”). The closing price of our common stock on July 22, 2024, as reported on the NASDAQ Capital Market, was $4.22 per share.

The shares of common stock subject to stock awards granted under the 2020 Plan that expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full will return to the Share Reserve and be available for issuance under the 2020 Plan. However, any shares that are withheld to satisfy tax requirements or that are used to pay the exercise or purchase price of a stock award will not return to the 2020 Plan.

Appropriate adjustments will be made to the Share Reserve, to the limit on the number of shares that may be issued as incentive stock options, to the limit on the number of shares that may be awarded to any one person in any calendar year and to outstanding awards in the event of any change in our common stock without the receipt of consideration by the Company through reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, spin-off, split-off, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, other than the conversion of convertible securities.

Repricing. The 2020 Plan expressly provides that, without the approval of our stockholders, the Board or the Compensation Committee may not provide for either the cancellation of underwater stock options or stock appreciation rights outstanding under the 2020 Plan in exchange for the grant of new awards, or the amendment of outstanding stock options or stock appreciation rights to reduce their exercise price.

Dividends and Dividend Equivalents. The 2020 Plan provides that (1) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date that such shares have vested, (2) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including, without limitation, any vesting conditions), and (3) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date, if any, such shares are forfeited to or repurchased by us due to a failure to meet any vesting conditions under the terms of the applicable award agreement.

Terms of Options. A stock option is the right to purchase shares of our common stock at a fixed exercise price during a specified period of time. Stock option grants may be incentive stock options or nonstatutory stock options. Each option is evidenced by a stock option agreement. The Board or Compensation Committee determines the terms of a stock option including the exercise price, the form of consideration paid on exercise, the vesting schedule, restrictions on transfer and the term of the option.

Generally, the exercise price of a stock option may not be less than 100% of the fair market value of the stock subject to the option on the date of grant. Options granted under the 2020 Plan will vest at the rate specified in the option agreement.

The term of an option granted under the 2020 Plan will be determined by the Board or the Compensation Committee, but may not exceed ten years. The Board or Compensation Committee will determine the time period, including the time period following a termination of an optionholder’s continuous service relationship with us or any of our affiliates, during which an optionholder has the right to exercise a vested option. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s continuous service relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. Unless otherwise provided in the option agreement, if an optionholder’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of eighteen months in the event of disability and eighteen months in the event of death. The Board and the Compensation Committee has discretion to extend the term of any outstanding option and to extend the time period during which a vested option may be exercised following a termination of continuous service. The Compensation Committee also has discretion to provide in an award agreement for continued vesting of an option or a stock appreciation right following a termination of continuous service.

Acceptable forms of consideration for the purchase of our common stock issued under the 2020 Plan may include cash, payment pursuant to a “cashless” exercise program developed under Regulation T as promulgated by the Federal Reserve Board, common stock owned by the participant, payment through a net exercise feature, or other approved forms of legal consideration.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or pursuant to a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are generally treated as nonstatutory stock options. In addition, the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2020 Plan is 2,250,000 shares. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

●	The option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and
●	The term of any incentive stock option award must not exceed five years from the date of grant.

Terms of Restricted Stock Awards. Restricted stock awards are awards of shares of our common stock. Each restricted stock award is evidenced by an award agreement that sets forth the terms and conditions of the award. A restricted stock award may be granted in consideration for cash, the recipient’s services performed, or to be performed, for us or an affiliate of ours or other form of legal consideration. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture in accordance with the vesting schedule determined at the time of grant. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Terms of Restricted Stock Unit Awards. A restricted stock unit is a right to receive stock or cash (or a combination of cash and stock) equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. Each restricted stock unit award is evidenced by an agreement that sets forth the terms and conditions of the award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule determined at grant. When a participant’s continuous service with us or any of our affiliates terminates for any reason, the unvested portion of the restricted stock unit award will be forfeited unless otherwise provided in the restricted stock unit award agreement.

Terms of Stock Appreciation Rights. Stock appreciation rights will be granted pursuant to a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The Board or the Compensation Committee determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2020 Plan vests at the rate specified in the stock appreciation right agreement as determined by the Board or Compensation Committee.

When a stock appreciation right is exercised, the holder is entitled to an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. We may pay the amount of the appreciation in cash or shares of our common stock or a combination of both.

The term of stock appreciation rights granted under the 2020 Plan may not exceed a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if a participant’s continuous service with us, or any of our affiliates, ceases for any reason other than disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of eighteen months in the event of disability and eighteen months in the event of death. The Board and the Compensation Committee have discretion to extend the term of any outstanding stock appreciation right and to extend the time period during which a vested stock appreciation right may be exercised following a termination of continuous service.

Terms of Performance Awards. The 2020 Plan provides for the grant of performance stock awards and performance cash awards. A performance award may vest or be exercised upon achievement of pre-determined performance goals during a specified period. A performance award may also require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Board or the Compensation Committee.

Performance-based stock and cash awards may be made subject to various criteria, including one or more of the following criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholders’ equity; (6) return on assets, investment or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit, operating profit or net operating profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) investor relations activities and success; (24) growth of net income or operating income; and (25) any other measures of performance selected by the Board or the Compensation Committee.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the Board or the Compensation Committee may elect to make appropriate adjustments in the method of calculating the attainment of performance goals. In addition, the Board or the Compensation Committee retains the discretion to reduce, eliminate or increase the amount that is payable upon attainment of the specified performance goals. The performance goals may differ from participant to participant and from award to award.

Terms of Other Stock Awards. The Board or the Compensation Committee may grant other forms of stock awards that are valued in whole or in part by reference to the value of the Company’s common stock. Subject to the provisions of the 2020 Plan, the Board or the Compensation Committee have the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the 2020 Plan. Such other forms of stock awards may be subject to vesting in accordance with a vesting schedule determined at grant.

Corporate Transactions; Changes in Control.

Corporate Transaction. In the event of certain significant corporate transactions, the Compensation Committee has the discretion to take one or more of the following actions with respect to outstanding stock awards under the 2020 Plan:

●	Arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);
●

Arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

●	Accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;
●	Arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award; and
●

Arrange for the surrender of a stock award in exchange for a payment equal to the excess of (1) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (2) any exercise price payable by such holder in connection with such exercise.

The Board or the Compensation Committee need not take the same action for each stock award.

For purposes of the 2020 Plan, a corporate transaction will be deemed to occur in the event of (1) the consummation of a sale of all or substantially all of our consolidated assets, (2) the consummation of a sale of at least 90% of our outstanding securities, (3) the consummation of a merger or consolidation in which we are not the surviving corporation, or (4) the consummation of a merger or consolidation in which we are the surviving corporation but shares of our outstanding common stock are converted into other property by virtue of the transaction.

Change in Control. A stock award may be subject to additional acceleration of vesting and exercisability upon or after specified change in control transactions (as defined in the 2020 Plan), as provided in the stock award agreement or in any other written agreement between us or any affiliate and the participant.

Duration, Suspension, Termination and Amendment of the 2020 Plan. The Board may suspend or terminate the 2020 Plan at any time. Unless sooner terminated by our Board, the 2020 Plan shall automatically terminate on March 4, 2030, which is the day before the tenth anniversary of the date the 2020 Plan was adopted by the Board. No awards may be granted under the 2020 Plan while the 2020 Plan is suspended or after it is terminated.

The Board may amend the 2020 Plan at any time. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. Furthermore, without stockholder approval, the Board does not have the right or authority (1) to increase the aggregate number of shares of common stock (including upon the exercise of incentive stock options) that may be issued under the 2020 Plan, other than in connection with specified capitalization adjustments such as stock splits and stock dividends and the other transactions described above under “Stock Available for Awards,” (2) to amend the provisions in the 2020 Plan relating to a prohibition on the repricing of stock awards, (3) to amend the 2020 Plan in any respect that requires stockholder approval under applicable stock exchange rules, or (4) to amend the 2020 Plan in any respect that requires stockholder approval under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable law.

Tax Withholding. The Board or the Compensation Committee may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (1) causing the participant to tender a cash payment, (2) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (3) withholding cash from an award settled in cash or from other amounts payable to the participant, or (4) by other method set forth in the award agreement.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and the Company with respect to participation in the 2020 Plan. The summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the 2020 Plan. The 2020 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the satisfaction of our tax reporting obligations.

Incentive Stock Options. The 2020 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionholder holds a share received on the exercise of an incentive stock option for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We will not be allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be allowed an income tax deduction in an amount equal to the taxable ordinary income realized by the optionholder, subject to the provisions of Section 162(m) of the Code summarized below and provided either that the optionholder includes that amount in income or we timely satisfy our tax reporting requirements with respect to that amount.

Nonstatutory Stock Options. Generally, there is no taxation upon the grant of a nonstatutory stock option if the option is granted with an exercise price equal to, or greater than, the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. Generally, the optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionholder’s capital gain holding period for those shares will begin on that date. Subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to an income tax deduction equal to the taxable ordinary income realized by the optionholder.

Restricted Stock. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to an income tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Units. Generally, no taxable income is recognized upon receipt of a restricted stock unit award. The recipient will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant (or cash in lieu of shares is delivered to the recipient) in an amount equal to the fair market value of the shares on the date of delivery. Subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we generally will be entitled to an income tax deduction equal to the amount of taxable ordinary income recognized by the recipient.

Stock Appreciation Rights. Generally, stock appreciation rights are subject to similar tax rules as nonstatutory stock options. This means that, generally, no taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received, less any strike price paid for such shares, is recognized as ordinary income to the recipient in the year of such exercise. Subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to an income tax deduction equal to the amount of taxable ordinary income recognized by the participant.

Section 162(m) of the Code

The Tax Reform and Jobs Act of 2017 generally eliminated the ability to deduct compensation qualifying for the "performance-based compensation" exception under Section 162(m) of the Code for tax years commencing after December 31, 2017. Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to anyone who has ever been the Company’s chief executive officer, chief financial officer or one of the three highest compensated officers in any fiscal year beginning after December 31, 2016. Under the Tax Reform and Jobs Act, the performance-based pay exception to Section 162(m) was eliminated. The Board of Directors and the Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the 2020 Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceeds the deduction limit of Section 162(m).

Section 409A of the Code

Some awards under the 2020 Plan may be considered to be deferred compensation subject to special U.S. federal income tax rules under Section 409A of the Code. Failure to satisfy the applicable requirements under these provisions for awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties. The 2020 Plan is intended to be designed and administered so that any awards under the 2020 Plan that are considered to be deferred compensation will not give rise to any negative tax consequences to the recipient under these provisions.

Equity Compensation Plan Information

See “Equity Compensation Plan Information” described it in the “Compensation of Executive Officers” section of this proxy statement.

2020 Plan Benefits

The following table sets forth, since the initial approval of the 2020 Plan by our stockholders in September 2020, for each of the individuals and the various groups indicated, the aggregate number of shares of our common stock subject to options granted under the 2020 Plan (whether or not outstanding, vested or forfeited, as applicable) as of April 30, 2024, and the aggregate number of shares of our common stock subject to awards of restricted stock granted under the 2020 Plan (whether or not outstanding, vested or forfeited, as applicable) as of April 30, 2024.

Name and Position (1)	Number of Options Granted (#)	Number of Shares Subject to Stock Awards (#)
Robert D. Dawson Chief Executive Officer	318,970	149,686
Peter Yin Chief Financial Officer	117,728	45,580
Ray Bibisi President & Chief Operating Officer	68,076	34,088
All current executive officers as a group (3 persons)	504,774	229,354
All current directors, who are not executive officers, as a group (4 persons)	-	149,115
Each nominee for election as a director:
Mark K. Holdsworth	-	38,533
Kay L. Tidwell	-	27,574
All current employees, who are not executive officers, as a group (8 persons)	114,409	23,205

1.

No options or other awards were granted to associates of any of our directors, executive officers or director nominees. Additionally, no other person received 5% of the options or stock awards under the 2020 Plan.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to approve this resolution. Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted as votes cast either in favor of or against the advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE 2020 PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER.

PROPOSAL NO. 3:
ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS

Section 951 of the Dodd-Frank Act, as set forth in Section 14A of the Exchange Act, also enables the Company’s stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules. At the September 9, 2019 annual meeting of stockholders, our stockholders approved an advisory measure that the stockholders’ advisory vote on executive compensation be held on an annual basis. The Board of Directors determined to follow the stockholders’ recommendations and to include an annual stockholders advisory vote on the compensation of the Company’s executive officers.

As described above in the “Compensation of Executives and Directors” section of this proxy statement, the executive officer compensation programs are designed to support this Company’s business goals and to promote short- and long-term profitable growth. We urge stockholders to read the “Compensation of Executive Officers” section of the proxy statement, which describes our executive compensation policies, and to review the other related compensation tables and narratives, which provide detailed information on the compensation of our NEOs. The Compensation Committee believes that the policies and procedures set forth in the Compensation of Executives and Directors section are effective in fulfilling the Company’s objectives and that the compensation of our NEOs reported in this proxy statement has supported and contributed to our recent and long-term success.

Proposal No. 3, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our NEOs as disclosed in this proxy statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the compensation of the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the compensation tables and related narrative disclosure in the Company’s proxy statement for the 2024 Annual Meeting.

This vote will not be binding on the Board of Directors and may not be construed as overruling any decision by the Board or as creating or implying any change to the fiduciary duties of the Board of Directors. The vote will not affect any compensation previously paid or awarded to any executive officer. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to approve this resolution. Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted as votes cast either in favor of or against the advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS RESOLUTION.

PROPOSAL NO. 4:
SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected CohnReznick LLP to continue as our independent registered public accounting firm for the fiscal year ending October 31, 2024.

Stockholder ratification of the selection of CohnReznick LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of CohnReznick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will request the Audit Committee to reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee of the Board determines that such a change would be in the best interests of the Company and our stockholders. A representative of CohnReznick LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

Fees Paid to Independent Auditors

The following is a summary of the fees billed to the Company by CohnReznick LLP, the Company’s independent registered public accounting firm, for professional services rendered related to the fiscal years ended October 31, 2023 and 2022:

Fee Category	2023	2022
Audit Fees	$390,918	$265,635
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	86,625
Total Fees	$390,918	$352,260

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by CohnReznick LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements and are not reported under “Audit Fees.” We did not incur such audit-related fees from CohnReznick LLP during fiscal 2023 and 2022.

Tax Fees. Includes fees associated with tax compliance at international locations, domestic and international tax advice and planning and assistance with tax audits and appeals.

All Other Fees. Includes the aggregate fees recognized for professional services provide by CohnReznick LLP, other than those services described above, including services related to other permissible advisory services.

Pre-Approval Policies and Procedures

The Audit Committee is required to review and approve the proposed retention of independent auditors to perform any proposed auditing and non-auditing services as outlined in its charter. The Audit Committee has not established policies and procedures separate from its charter concerning the pre-approval of auditing and non-auditing related services. As required by Section 10A of the Exchange Act, our Audit Committee has authorized all auditing and non-auditing services provided by CohnReznick LLP during 2023 and 2022 and the fees paid for such services.

The Audit Committee has determined that the provision of services, in addition to audit services, rendered by CohnReznick LLP and the fees billed therefore in fiscal 2023 and 2022 were compatible with maintaining CohnReznick LLP’s independence.

Vote Required

The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of CohnReznick LLP. Abstentions are counted as present for purposes of determining the presence of a quorum, but will not be counted as votes cast either in favor of or against the ratification of CohnReznick LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2024 FISCAL YEAR.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate by reference previous or future filings, including this proxy statement, in whole or in part, the following report shall not be incorporated by reference into any of such filings.

The responsibilities of the Audit Committee include providing oversight to the financial reporting process of the Company through periodic meetings with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal controls, and financial reporting matters. The Company’s management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on senior management, including senior financial management, and its independent registered public accounting firm.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended October 31, 2023.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with CohnReznick LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received the written disclosures and the letter from CohnReznick LLP required by applicable requirements of the PCAOB regarding the auditor’s communications with the Audit Committee concerning independence from the Company and its related entities, and has discussed with CohnReznick LLP their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023.

The Audit Committee has retained CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2024.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

AUDIT COMMITTEE Gerald T, Garland Sheryl Cefali Mark K. Holdsworth

STOCKHOLDER PROPOSALS

A stockholder who intends to submit a proposal at the 2025 annual meeting of stockholders must submit such proposal to us no later than March 29, 2025 in order for the proposal to be included in the proxy statement and the form of proxy to be distributed by the Board of Directors in connection with that meeting. Such a stockholder proposal should be submitted to our Corporate Secretary, RF Industries, Ltd., 16868 Via Del Campo Court, Suite 200, San Diego, California 92127. Only proper proposals under Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which are timely received will be included in the 2024 proxy statement.

A stockholder who intends to present a proposal at the 2025 annual meeting but not to include the proposal in the Company’s proxy statement, or an eligible stockholder who intends to nominate a person for election as a director at the 2025 annual meeting, must comply with the requirements set forth in the Company’s Amended and Restated Bylaws (“Bylaws”) including, without limitation, delivering the proposal or nomination to the Company no later than March 28, 2025.

In addition to satisfying the requirements of the Company’s Bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, eligible stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act, no later than July 7, 2025.

FORM 10-K

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, as filed with the SEC, including financial statements and schedules thereto. Such report was filed with the SEC on January 29, 2024. Requests for copies of such report should be directed to the President, RF Industries, Ltd., 16868 Via Del Campo Court, San Diego, California 92127. The Form 10-K may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

ANNUAL REPORT

Our 2023 Annual Report, which consists of an abridged version of the Form 10-K and which includes audited financial statements for the fiscal year ended October 31, 2023, is being distributed along with this proxy statement. For your additional convenience, we are posting a copy of this proxy statement, the proxy card, and the Annual Report for the fiscal year ended October 31, 2023 on our website at www.rfindustries.com, under “Investor Information”, and at https://materials.proxyvote.com/749552.

OTHER MATTERS

The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment or postponement thereof, it is intended that the persons named in the enclosed form of Proxy will vote on such matters in accordance with their best judgment.

Robert Dawson Chief Executive Officer

San Diego, California

July 26, 2024

Appendix A

AMENDMENT NO. 1 TO THE

RF INDUSTRIES, LTD.

2020 EQUITY INCENTIVE PLAN (Amended)

This Amendment No. 1 (the “Amendment”) to the RF Industries, Ltd. 2020 Equity Incentive Plan (Amended) (the “Plan”) is adopted by the Board of Directors of RF Industries, Ltd. (the “Company”) as of July 18, 2024. Effective September 5, 2024, the Plan is hereby amended as follows:

1.	Section 3(a) of the Plan is hereby amended and restated in its entirety to provide as follows:

“(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards granted under the Plan from and after the Effective Date shall not exceed 2,250,000 shares (the “Share Reserve”), of which up to 2,250,000 shares may be issued pursuant to Incentive Stock Options. To the extent permitted by NASDAQ Listing Rule 5635(c)(3) or other applicable national stock exchange rule, shares of Common Stock may be issued by the Company in connection with a merger or acquisition without reducing the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.”

2.	Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.

RFI

SCAN TO VIEW MATERIALS & VOTE

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V53994-P16226

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RF INDUSTRIES, LTD.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Withhhold**
1a. Mark K. Holdsworth	☐	☐
1b. Kay L. Tidwell	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

V53995-P16226

RF INDUSTRIES, LTD.
Annual Meeting of Stockholders
September 5, 2024 11:00 AM (PDT)
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Robert Dawson and Peter Yin, and each or either of them, as proxies and attorneys-in-fact, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of RF INDUSTRIES, LTD. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, PDT on September 5, 2024, at the offices of 16868 Via Del Campo Court, Suite 200, San Diego, CA 92127, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side